UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 12, 2014

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-5397	22-1467904
(Commission File Number)	(I.R.S. Employer Identification No.)

One ADP Boulevard, Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 12, 2014, the Registrant announced that its Board of Directors has established a record date for the spin-off of CDK Global, Inc. (“CDK Global”), formerly the Registrant’s Dealer Services business unit.  The Registrant anticipates that the two companies will be separated through a distribution of CDK Global shares after the market close on September 30, 2014 to the Registrant’s shareholders of record after the market close on September 24, 2014.  The Registrant expects that CDK Global common stock will begin “when-issued” trading on September 22, 2014 in the public market on the NASDAQ under the symbol “CDKVV” and will continue through the distribution date.  The Registrant also anticipates that “regular way” trading of CDK Global shares will commence on the first trading day following the distribution date, October 1, 2014, under the symbol “CDK.”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated September 12, 2014, issued by Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  September 12, 2014

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
	Name:	Michael A. Bonarti
	Title:	Vice President